WEFUNDER

Form C

Cover Page

Name of issuer:

Dancing Pigs Productions LLC

Legal status of issuer:

Form: Limited Liability Company

Jurisdiction of Incorporation/Organization: NV

Date of organization: 8/10/2017

Physical address of issuer:

5045 Rogers Street
Las Vegas NV 89118

Website of issuer:

http://jarrettandraja.com

Name of intermediary through which the offering will be conducted:

Wefunder Portal LLC

CIK number of intermediary:

0001670254

SEC file number of intermediary:

007-00033

CRD number, if applicable, of intermediary:

283503

Amount of compensation to be paid to the intermediary, whether as a dollar amount or a percentage of the offering amount, or a good faith estimate if the exact amount is not available at the time of the filing, for conducting the offering, including the amount of referral and any other fees associated with the offering:

4.0% of the offering amount upon a successful fundraise, and be entitled to reimbursement for out-of-pocket third party expenses it pays or incurs on behalf of the Issuer in connection with the offering.

Any other direct or indirect interest in the issuer held by the intermediary, or any arrangement for the intermediary to acquire such an interest:

Securities equal to 2.0% of the securities sold will be issued to the intermediary upon a successful fundraise.

Type of security offered:

- [ ] Common Stock
- [ ] Preferred Stock
- [x] Debt
- [ ] Other

If Other, describe the security offered:

Target number of securities to be offered:

100,000

Price:

$1.00000

Method for determining price:

Pro-rated portion of the total principal value of $100,000; interests will be sold in increments of $1.

Target offering amount:

$100,000.00

Oversubscriptions accepted:

☑ Yes
☐ No

If yes, disclose how oversubscriptions will be allocated:

☐ Pro-rata basis
☐ First-come, first-served basis
☑ Other

If other, describe how oversubscriptions will be allocated:

As determined by the issuer

Maximum offering amount (if different from target offering amount):

$325,000.00

Deadline to reach the target offering amount:

5/18/2018

NOTE: If the sum of the investment commitments does not equal or exceed the target offering amount at the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

Current number of employees:

2

	Most recent fiscal year-end:	Prior fiscal year-end:
Total Assets:	$40,107.00	$0.00
Cash & Cash Equivalents:	$28,190.00	$0.00
Accounts Receivable:	$432.00	$0.00
Short-term Debt:	$0.00	$0.00
Long-term Debt:	$75,000.00	$0.00
Revenues/Sales:	$0.00	$0.00
Cost of Goods Sold:	$0.00	$0.00
Taxes Paid:	$0.00	$0.00
Net Income:	($34,893.00)	$0.00

Select the jurisdictions in which the issuer intends to offer the securities:

AL, AK, AZ, AR, CA, CO, CT, DE, DC, FL, GA, HI, ID, IL, IN, IA, KS, KY, LA, ME, MD, MA, MI, MN, MS, MO, MT, NE, NV, NH, NJ, NM, NY, NC, ND, OH, OK, OR, PA, RI, SC, SD, TN, TX, UT, VT, VA, WA, WV, WI, WY, B5, GU, PR, VI, 1V

Offering Statement

Respond to each question in each paragraph of this part. Set forth each question and any notes, but not any instructions thereto, in their entirety. If disclosure in response to any question is responsive to one or more other questions, it is not necessary to repeat the disclosure. If a question or series of questions is inapplicable or the response is available elsewhere in the Form, either state that it is inapplicable, include a cross-reference to the responsive disclosure, or omit the question or series of questions.

Be very careful and precise in answering all questions. Give full and complete answers so that they are not misleading under the circumstances involved. Do not discuss any future performance or other anticipated event unless you have a reasonable basis to believe that it will actually occur within the foreseeable future. If any answer requiring significant information is materially inaccurate, incomplete or misleading, the Company, its management and principal shareholders may be liable to investors based on that information.

THE COMPANY

1. Name of issuer:

Dancing Pigs Productions LLC

COMPANY ELIGIBILITY

2. ☑ Check this box to certify that all of the following statements are true for the issuer.

- Organized under, and subject to, the laws of a State or territory of the United States or the District of Columbia.
- Not subject to the requirement to file reports pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934.
- Not an investment company registered or required to be registered under the Investment Company Act of 1940.
- Not ineligible to rely on this exemption under Section 4(a)(6) of the Securities Act as a result of a disqualification specified in Rule 503(a) of Regulation Crowdfunding.
- Has filed with the Commission and provided to investors, to the extent required, the ongoing annual reports required by Regulation Crowdfunding during the two years immediately preceding the filing of this offering statement (or for such shorter period that the issuer was required to file such reports).
- Not a development stage company that (a) has no specific business plan or (b) has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies.

3. Has the issuer or any of its predecessors previously failed to comply with the ongoing reporting requirements of Rule 202 of Regulation Crowdfunding?

☐ Yes ☑ No

DIRECTORS OF THE COMPANY

4. Provide the following information about each director (and any persons occupying a similar status or performing a similar function) of the issuer.

Director	Principal Occupation	Main Employer	Year Joined as Director

For three years of business experience, refer to Appendix D: Director & Officer Work History.

OFFICERS OF THE COMPANY

5. Provide the following information about each officer (and any persons occupying a similar status or performing a similar function) of the issuer.

Officer	Positions Held	Year Joined
Raja Rahman	Manager	2017
Jarrett Parker	President	2017

For three years of business experience, refer to Appendix D: Director & Officer Work History.

PRINCIPAL SECURITY HOLDERS

6. Provide the name and ownership level of each person, as of the most recent practicable date, who is the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power.

Name of Holder	No. and Class of Securities Now Held	% of Voting Power Prior to Offering
Raja Rahman	2500.0 Membership Interest	50.0
Jarrett Parker	2500.0 Membership Interest	50.0

BUSINESS AND ANTICIPATED BUSINESS PLAN

7. Describe in detail the business of the issuer and the anticipated business plan of the issuer.

For a description of our business and our business plan, please refer to the attached Appendix A, Business Description & Plan

RISK FACTORS

A crowdfunding investment involves risk. You should not invest any funds in this offering unless you can afford to lose your entire investment.

In making an investment decision, investors must rely on their own examination of the issuer and the terms of the offering, including the merits and risks involved. These securities have not been recommended or approved by any federal or state securities commission or regulatory authority. Furthermore, these authorities have not passed upon the accuracy or adequacy of this document.

The U.S. Securities and Exchange Commission does not pass upon the merits of any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering document or literature.

These securities are offered under an exemption from registration; however, the U.S. Securities and Exchange Commission has not made an independent determination that these securities are exempt from registration.

8. Discuss the material factors that make an investment in the issuer speculative or risky:

4PM time slot for show could mean lower attendance during the week. The show is ideal for audiences of all ages but is particularly well suited for families who tend to frequent Vegas for weekends and specific holiday periods.

Vegas loses tourism traffic. Over the past 5 years, Vegas has seen a drop in gambling revenue. Overall, it has seen an increase in convention traffic. Revenues in hospitality, shows, food and beverage have offset the decrease in gambling revenue.

Magic loses its mystique in the show market. Thus far, magic shows have proven to be highly successful in the Vegas show market.

Shortage of Capital. If the show is under-funded, it could run out of cash before it reaches profitability. A minimum of $50,000 in additional funding is required to sustain the show based on our financial projections.

Could be that other shows become more aggressive in offering higher brokerage commissions to attract larger audiences. If we are unaware of these moves, it could negatively impact show attendance.

Any major disruption of tourism for political, terrorism, safety concerns could affect all shows in Vegas.

There is no present resale market for the crowdfunded investment in the show, and no such market is anticipated. Further, there can be no assurance that a market for the investment in the show will develop or, if such market develops that it will continue. Further, there are restrictions on transfer of the crowdfunded investment in the event that a market develops for the.

Accordingly, an investment in the crowdfunded campaign will not be liquid and there can be no assurance that the investment offered hereby can be resold at or near the Offering price and, in fact, purchasers of the crowdfunded investment may be unable to resell them for an indeterminate period of time.

Any return to the crowdfunded investors on their capital contribution will be dependent upon the ability of the show to generate a profit. Such ability will be determined in part, upon economic factors and conditions beyond the control of the show principals, and the officers and directors of Dancing Pigs Productions, LLC.

The offering has not been registered under the Securities Act of 1933, as amended (the "Act"), or under the securities laws of any state, but are being offered and sold in reliance upon exemptions from registration thereunder, including the exemptions from federal registration contained in the JOBS Act promulgated thereunder. As a consequence of the restrictions on subsequent transfer imposed by these exemptions, the investment in the show may not be subsequently sold, assigned, conveyed, pledged, hypothecated or otherwise transferred by the holder thereof, whether or not for consideration, except in compliance with the Act and applicable state securities laws. There will be no public market for the investment following termination of this Offering and it is not expected that a public market for the investment will ever develop

Another major risk is competition from other Magic Shows. The Show expects to encounter competition from others in the area, and a certain number of competitors may be better capitalized and more established in the market. Furthermore, the investment in competing shows may have been materially higher than the Dancing Pigs anticipated costs, thus permitting the competing owners to spend more on marketing and advertising than anticipated.

We are selling revenue share agreements but have not yet generated revenue and repayment may never occur if we never achieve stable revenue.

The Offering

USE OF FUNDS

9. What is the purpose of this offering?

The Company intends to use the net proceeds of this offering for working capital and general corporate purposes, which includes the specific items listed in Item 10 below. While the Company expects to use the net proceeds from the Offering in the manner described above, it cannot specify with certainty the particular uses of the net proceeds that it will receive from from this Offering. Accordingly, the Company will have broad discretion in using these proceeds.

10. How does the issuer intend to use the proceeds of this offering?

If we raise: **$100,000**

Use of Proceeds: For the next 6 months. Marketing (billboards, tourist publications, graphics, ad buys, signage, mobile billboards, taxi video): $16k / month currently

Production (Cast, Crew, theatre fees, broker fees, prop maintenance): $36k / month currently

Venue Costs

If we raise: **$325,000**

Use of Proceeds: Expansion of marketing campaign, venue costs, production costs for 7-9 month ramp up of show.

DELIVERY & CANCELLATIONS

11. How will the issuer complete the transaction and deliver securities to the investors?

If we reach our target offering amount prior to the deadline, we may conduct an initial closing of the offering early if we provide notice about the new offering deadline at least five business days prior to the new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment). Wefunder will notify investors if we conduct an initial closing. Thereafter, we may conduct additional closings from time to time at our and Wefunder's discretion until the deadline date.

The following describes the process to invest in the Company, including how the Company will complete an Investor's transaction and deliver securities to the investor.

1. Investor Commitment. The Investor will submit, through Wefunder Portal, a requested investment amount. When doing so, the Investor will also execute an investment contract with the Company ("Investment Agreement"), using the Investor's electronic signature.
2. Acceptance of the Investment. If the Investor Agreement is complete, the Investor's commitment will typically be recorded within a few minutes. The commitment will also be available on the Investor's "My Investments" screen on the wefunder.com website. After the offering closes, the contract will be counter-signed by the Company. The executed investment contract will then be sent to the investor via email, and is also available to download on the "My Investments" screen.
3. Investor Transfer of Funds. Upon receiving confirmation that an investment has been accepted, the Investor will be responsible for transferring funds from a source that is accepted by Wefunder Portal into an escrow account held with a third party bank on behalf of issuers offering securities through Wefunder Portal.
4. Progress of the Offering. The Investor will receive periodic email updates on the progress of the offering, including total amounts raised at any given time, and will be notified by email and through the "My Investments" screen when the target offering amount is met.
5. Closing: Original Deadline. Unless we meet the target offering amount early, Investor funds will be transferred from the escrow account to the Company on the deadline date identified in the Cover Page to this Form C and the Company's Wefunder Portal Profile.
6. Early Closings. If the target offering amount is met prior to the original deadline date, we may close the offering earlier, but no less than 21 days after the date on which information about the Company, including this Form C, is posted on our Wefunder Portal Profile. We will reschedule the offering deadline, and at least five days prior to the new deadline, investors will receive notice of it by email and through the "My Investments" screen. At the time of the new deadline, your funds will be transferred to the Company from the escrow account, provided that the target offering amount is still met after any cancellations.
7. Book Entry. Investments may be in book entry form. This means that the Investor may not receive a certificate representing his or her investment. Each investment will be recorded in our books and records and will be recorded in each Investors' "My Investments" screen. The Investor will also be emailed the Investment Agreement again. The Investment Agreement will also be available on the "My Investments" screen. At the option of the Company, you may receive an electronic certificate.

12. How can an investor cancel an investment commitment?

NOTE: Investors may cancel an investment commitment until 48 hours prior to the deadline identified in these offering materials.

The intermediary will notify investors when the target offering amount has been met. If the issuer reaches the target offering amount prior to the deadline identified in the offering materials, it may close the offering early if it provides notice about the new offering deadline at least five business days prior to such new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment).

If an investor does not cancel an investment commitment before the 48-hour period prior to the offering deadline, the funds will be released to the issuer upon closing of the offering and the investor will receive securities in exchange for his or her investment.

If an investor does not reconfirm his or her investment commitment after a material change is made to the offering, the investor's investment commitment will be cancelled and the committed funds will be returned.

An Investor's right to cancel. An Investor may cancel his or her investment commitment at any time until 48 hours prior to the offering deadline.

If there is a material change to the terms of the offering or the information provided to the Investor about the offering and/or the Company, the Investor will be provided notice of the change and must re-confirm his or her investment commitment within five business days of receipt of the notice. If the Investor does not reconfirm, he or she will receive notifications disclosing that the commitment was cancelled, the reason for the cancellation, and the refund amount that the Investor is required to receive. If a material change occurs within five business days of the maximum number of days the offering is to remain open, the offering will be extended to allow for a period of five business days for the Investor to reconfirm.

If the Investor cancels his or her investment commitment during the period when cancellation is permissible, or does not reconfirm a commitment in the case of a material change to the investment, or the offering does not close, all of the Investor's funds will be returned within five business days.

Within five business days of cancellation of an offering by the Company, the Company will give each Investor notification of the cancellation, disclose the reason for the cancellation, identify the refund amount the Investor will receive, and refund the Investor's funds.

The Company's right to cancel. The Investment Agreement you will execute with us provides the Company the right to cancel for any reason before the offering deadline.

If the sum of the investment commitments from all investors does not equal or exceed the target offering amount at the time of the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

In addition, we may cap at 450 the total number of investors who will be allowed to invest through the offering that are not "accredited investors," as defined in Rule 501(a) of Regulation D under the Securities Act of 1933. In the event that more than 450 non-accredited investors are initially accepted into an offering in step (2) described in Question 11, the Company may cancel investments based on the order in which payments by Investors were received, or other criteria at the discretion of the Company, before the offering deadline.

Ownership and Capital Structure

THE OFFERING

13. Describe the terms of the securities being offered.

The company is issuing promissory notes to investors. The principal amount of each note is the amount invested by the investor. The company will use 20% of its gross revenues to pay back principle on the notes. Each note will be paid back based on its pro rata share of all notes issued in this offering. The company will make interest payments to the investor quarterly, starting one year after the Date of Loan. The company may prepay principal and interest at any time. The company will continue payments until investors have received 2x their principle investment (the repayment amount).

For investors up to the first $90,000 pay back principle of the notes will be 2.5x.

Upon the occurrence of an event of default (as defined in each note), all unpaid principal, accrued interest and other amounts owing will automatically be immediately due, payable and collectible by the company pursuant to applicable law.

The notes do not provide investors with any voting rights in the company.

The form of the notes is provided in Appendix B, Investor Contracts.

14. Do the securities offered have voting rights?

☐ Yes
☑ No

15. Are there any limitations on any voting or other rights identified above?

☑ Yes: No Voting Rights
☐ No

16. How may the terms of the securities being offered be modified?

Any provision of this instrument (other than the Repayment Amount) may be amended, waived or modified as follows: upon the written consent of the Borrower and the holders of a majority in principal of the Repayment Amounts of all Notes.

RESTRICTIONS ON TRANSFER OF THE SECURITIES BEING OFFERED:

The securities being offered may not be transferred by any purchaser of such securities during the oneyear period beginning when the securities were issued, unless such securities are transferred:

1. to the issuer;
2. to an accredited investor;
3. as part of an offering registered with the U.S. Securities and Exchange Commission; or
4. to a member of the family of the purchaser or the equivalent, to a trust controlled by the purchaser, to a trust created for the benefit of a member of the family of the purchaser or the equivalent, or in connection with the death or divorce of the purchaser or other similar circumstance.

NOTE: The term "accredited investor" means any person who comes within any of the categories set forth in Rule 501(a) of Regulation D, or who the seller reasonably believes comes within any of such categories, at the time of the sale of the securities to that person.

The term "member of the family of the purchaser or the equivalent" includes a child, stepchild, grandchild, parent, stepparent, grandparent, spouse or spousal equivalent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the purchaser, and includes adoptive relationships. The term "spousal equivalent" means a cohabitant occupying a relationship generally equivalent to that of a spouse.

DESCRIPTION OF ISSUER'S SECURITIES

17. What other securities or classes of securities of the issuer are outstanding? Describe the material terms of any other outstanding securities or classes of securities of the issuer.

Class of Security	Securities (or Amount) Authorized	Securities (or Amount) Outstanding	Voting Rights
Membership Units	100,000	5,000	Yes

Class of Security	Securities Reserved for Issuance upon Exercise or Conversion
Warrants:	
Options:	

Describe any other rights:

This is an LLC. Both Raja and Jarrett have 50% voting power, respectively.

18. How may the rights of the securities being offered be materially limited, diluted or qualified by the rights of any other class of security identified above?

Because the Investor holds no voting rights in the company, the holders of a majority-in-interest of voting rights in the Company could limit the Investor's rights in a material way. For example, those interest holders could vote to change the terms of the agreements governing the Company's operations or cause the Company to engage in additional offerings (including potentially a public offering). These types of changes could limit the Investor's economic rights by causing the Company to pay off the notes the Investor has purchased before their maturity, thereby reducing the aggregate interest paid on the notes to the Investor.

Based on the risk that an Investor's rights could be limited, diluted or otherwise qualified, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

Additional risks related to the rights of other security holders are discussed below, in Question 20.

19. Are there any differences not reflected above between the securities being offered and each other class of security of the issuer?

In 2017, the Company sold a convertible note for the purpose of funding startup costs and early stage operations. The note accrues interest at the rate of 8% p annum.

The note holder is entitled to monthly payments equal to 15% of the Company's profi the principal and interest have been repaid. Upon repayment the note will convert in class of units that entitle the holder to continuing payments equal to 5% of monthly p earned by the Company on its show at the Stratosphere Hotel in Las Vegas, NV.

20. How could the exercise of rights held by the principal shareholders identified in Question 6 above affect the purchasers of the securities being offered?

As holders of a majority-in-interest of voting rights in the Company, **the unitholders** may make decisions with which the Investor disagrees, or that negatively affect the value of the Investor's securities in the Company, and the Investor will have no recourse to change these decisions. The Investor's interests may conflict with those of other investors, and there is no guarantee that the Company will develop in a way that is optimal for or advantageous to the Investor.

For example, **the unitholders** may change the terms of the operating agreement for the company, change the terms of securities issued by the Company, change the management of the Company, and even force out minority holders of securities. **The unitholders** may make changes that affect the tax treatment of the Company in ways that are unfavorable to you but favorable to them. They may also vote to engage in new offerings and/or to register certain of the Company's securities in a way that negatively affects the value of the securities the Investor owns. Other holders of securities of the Company may also have access to more information than the Investor, leaving the Investor at a disadvantage with respect to any decisions regarding the securities he or she owns.

The unitholders have the right to redeem their securities at any time. **Unitholders** could decide to force the Company to redeem their **securities** at a time that is not favorable to the Investor and is damaging to the Company. Investors' exit may affect the value of the Company and/or its viability.

In cases where the rights of holders of convertible debt, SAFES, or other outstanding options or warrants are exercised, or if new awards are granted under our equity compensation plans, an Investor's interests in the Company may be diluted. This means that the pro-rata portion of the Company represented by the Investor's securities will decrease, which could also diminish the Investor's voting and/or economic rights. In addition, as discussed above, if a majority-in-interest of holders of securities with voting rights cause the Company to issue additional units, an Investor's interest will typically also be diluted.

Based on the risks described above, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

21. How are the securities being offered being valued? Include examples of methods for how such securities may be valued by the issuer in the future, including during subsequent corporate actions.

The offering price for the securities offered pursuant to this Form C has been determined arbitrarily by the Company, and does not necessarily bear any relationship to the Company's book value, assets, earnings or other generally accepted valuation criteria. In determining the offering price, the Company did not employ investment banking firms or other outside organizations to make an independent appraisal or evaluation. Accordingly, the offering price should not be considered to be indicative of the actual value of the securities offered hereby.

The value of the promissory notes will be determined by the Company's senior management in accordance with U.S. generally accepted accounting principles. For example, the notes may be valued based on principal plus anticipated interest payments over the course of the term of the note.

22. What are the risks to purchasers of the securities relating to minority ownership in the issuer?

An Investor in the promissory notes will likely hold a minority position in the Company and will have no voting rights in the Company, and thus will be limited as to its ability to control or influence the governance and operations of the Company. **The marketability and value of the Investor's interest in the Company will depend upon many factors outside the control of the Investor. The Company will be managed by its officers and be governed in accordance with the strategic direction and decision-making of its management, and the Investor will have no independent right to name or remove an officer or member of the management of the Company.**

23. What are the risks to purchasers associated with corporate actions, including additional issuances of securities, issuer repurchases of securities, a sale of the issuer or of assets of the issuer or transactions with related parties?

Additional issuances of securities. Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured. The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

Issuer repurchases of securities. The Company may have authority to repurchase its securities from unitholders, which may serve to decrease any liquidity in the market for such securities, decrease the percentage interests held by other similarly situated investors to the Investor, and create pressure on the Investor to sell its securities to the Company concurrently.

A sale of the issuer or of assets of the issuer. As a minority owner of the Company, the Investor will have limited or no ability to influence a potential sale of the Company or a substantial portion of its assets. Thus, the Investor will rely upon the executive management of the Company to manage the Company so as to maximize value for unitholders. Accordingly, the success of the Investor's investment in the Company will depend in large part upon the skill and expertise of the executive management of the Company. If the Management of the Company authorizes a sale of all or a part of the Company, or a disposition of a substantial portion of the Company's assets, there can be no guarantee that the value received by the Investor, together with the fair market estimate of the value remaining in the Company, will be equal to or exceed the value of the Investor's initial investment in the Company.

Transactions with related parties. The Investor should be aware that there will be occasions when the Company may encounter potential conflicts of interest in its operations. On any issue involving conflicts of interest, the executive management of the Company will be guided by their good faith judgement as to the Company's best interests. The Company may engage in transactions with affiliates, subsidiaries or other related parties, which may be on terms which are not arm's-length, but will be in all cases consistent with the duties of the management of the Company to its unitholders. By acquiring an interest in the Company, the Investor will be deemed to have acknowledged the existence of any such actual or potential conflicts of interest and to have waived any claim with respect to any liability arising from the existence of any such conflict of interest.

24. Describe the material terms of any indebtedness of the issuer:

Convertible Note

Issue date	09/12/17
Amount	$75,000.00
Interest rate	8.0% per annum
Discount rate	0.0%
Uncapped Note	Yes
Maturity date	06/12/18

In 2017, the Company sold a convertible note for the purpose of funding startup costs and early stage operations. The note accrues interest at the rate of 8% annum.

The note holder is entitled to monthly payments equal to 15% of the Company's prof the principal and interest have been repaid. Upon repayment the note will convert i class of units that entitle the holder to continuing payments equal to 5% of monthly earned by the Company on its show at the Stratosphere Hotel in Las Vegas, NV.

25. What other exempt offerings has the issuer conducted within the past three years?

Offering Date	Exemption	Security Type	Amount Sold	Use of Proceeds
9/2017	Other	Convertible Note	$75,000	General operations

26. Was or is the issuer or any entities controlled by or under common control with the issuer a party to any transaction since the beginning of the issuer's last fiscal year, or any currently proposed transaction, where the amount involved exceeds five percent of the aggregate amount of capital raised by the issuer in reliance on Section 4(a)(6) of the Securities Act during the preceding 12- month period, including the amount the issuer seeks to raise in the current offering, in which any of the following persons had or is to have a direct or indirect material interest:

1. any director or officer of the issuer;
2. any person who is, as of the most recent practicable date, the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power;
3. if the issuer was incorporated or organized within the past three years, any promoter of the issuer;
4. or (4) any immediate family member of any of the foregoing persons.

☑ Yes
☐ No

For each transaction specify the person, relationship to issuer, nature of interest in transaction, and amount of interest.

In 10/2017 the company lent $2814 to founders Jarrett and Raja. There is no interest rate or maturity date and it is to be paid back at the company's discretion.

FINANCIAL CONDITION OF THE ISSUER

27. Does the issuer have an operating history?

☑ Yes
☐ No

28. Describe the financial condition of the issuer, including, to the extent material, liquidity, capital resources and historical results of operations.

Management's Discussion and Analysis of Financial Condition and Results of Operations

You should read the following discussion and analysis of our financial condition and results of operations together with our financial statements and the related notes and other financial information included elsewhere in this offering. Some of the information contained in this discussion and analysis, including information regarding the strategy and plans for our business, includes forward-looking statements that involve risks and uncertainties. You should review the "Risk Factors" section for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

Overview

A unique magic and music show by acclaimed worldwide performers, Jarrett & Raja.

We've toured the world for two decades performing our unique combination of astounding magic tricks and expert piano playing. Now, we're opening a permanent show in the capital of magic–Las Vegas–with *Jarret & Raja: Magic vs. Music*. We perform five days a week at 4pm at the Stratosphere Hotel on a two-year renewable contract.

We have created a company for our show that opened Oct. 18, 2017.

Our goal is to achieve long run ticket sales and maintain a permanent show at Stratosphere. We plan to entertain at least 60,000 guests over the next 5 years.

Milestones

Dancing Pigs Productions, LLC was incorporated in the State of Nevada in August 2017.

Prior to that, we were:

- Semifinalists on "America's Got Talent" (NBC)

- Regular Performers on "Masters of Illusion" (The CW)

- Seen by 75 million TV viewers worldwide

- Completed Successful Show Run at Hooters Casino Hotel (Las Vegas)

- Memorable Performance on Shark Tank (ABC)

Historical Results of Operations

Our company was organized in August 2017 and has limited operations upon which prospective investors may base an evaluation of its performance.

- *Revenues & Gross Margin.* For the period ended October 30, 2017, the Company had revenues of $0.
- *Assets.* As of October 30, 2017, the Company had total assets of $40,107.
- *Net losses* The Company has had net losses of $34,893 as of October 30, 2017.
- The Company has had long and short-term debt totaling $75,000 ending October 30, 2017.

Liquidity & Capital Resources

To-date, the company has been financed with $75,000 in convertibles.

Since the period shown in our financials we have started to collect increasing box office revenues.

We launched this show at the end of October. Our current cash on hand gives us approximately 1 month of runway which could be extended if revenues increase. If we are successful on Wefunder that will give us another 4 months of runway and we intend to breakeven by late January.

Given that we are entering into the Holiday period, magic traditionally does very well at this family time. Most magic shows add shows to accommodate demand. As we're new, even if we don't add shows but fill to capacity, our per week take for the Holidays could be up to $75k / week. We are currently in talks with a few prospective private backers

If we have 50% occupancy over the next two years, if trends continue, we could potentially net $1.3 million in revenue each year.

We (Jarrett and Raja) are committed to forego a salary for the next 6 months.

We plan to use the proceeds as set forth in this Form C under "Use of Funds".

We will likely require additional financing in excess of the proceeds from the Offering in order to perform operations over the lifetime of the Company. Except as otherwise described in this Form C, we do not have additional sources of capital other than the proceeds from the offering. Because of the complexities and uncertainties in establishing a new business strategy, it is not possible to adequately project whether the proceeds of this offering will be sufficient to enable us to implement our strategy. This complexity and uncertainty will be increased if less than the maximum amount of securities offered in this offering is sold. The Company intends to raise additional capital in the future from investors. Although capital may be available for early-stage companies, there is no guarantee that the Company will receive any investments from investors.

Cash in Hand, Burn Rate, Short/Mid Term Expenses

Dancing Pigs Productions, LLC cash in hand is $28,189, as of October 2017. Over the last three months, revenues have averaged $0/month and expenses $18,500/month, for an average burn rate of -$18,500 per month.

In the next 3-6 months our expenses will remain relatively consistent with historical trends with the addition of paying for a national Public Relations Firm.

We launched this show at the end of October. Our current cash on hand gives us approximately 1 month of runway which could be extended if revenues increase. If we are successful on Wefunder that will give us another 4 months of runway and we intend to breakeven by late January.

FINANCIAL INFORMATION

29. Include financial statements covering the two most recently completed fiscal years or the period(s) since inception, if shorter:

Refer to Appendix C, Financial Statements

STAKEHOLDER ELIGIBILITY

30. With respect to the issuer, any predecessor of the issuer, any affiliated issuer, any director, officer, general partner or managing member of the issuer, any beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, any promoter connected with the issuer in any capacity at the time of such sale, any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with such sale of securities, or any general partner, director, officer or managing member of any such solicitor, prior to May 16, 2016:

(1) Has any such person been convicted, within 10 years (or five years, in the case of issuers, their predecessors and affiliated issuers) before the filing of this offering statement, of any felony or misdemeanor:

i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(2) Is any such person subject to any order, judgment or decree of any court of competent jurisdiction, entered within five years before the filing of the information required by Section 4A(b) of the Securities Act that, at the time of filing of this offering statement, restrains or enjoins such person from engaging or continuing to engage in any conduct or practice:

i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(3) Is any such person subject to a final order of a state securities commission (or an agency or officer of a state performing like functions); a state authority that supervises or examines banks, savings associations or credit unions; a state insurance commission (or an agency or officer of a state performing like functions); an appropriate federal banking agency; the U.S. Commodity Futures Trading Commission; or the National Credit Union Administration that:

i. at the time of the filing of this offering statement bars the person from:

   A. association with an entity regulated by such commission, authority, agency or officer? ☐ Yes ☑ No

   B. engaging in the business of securities, insurance or banking? ☐ Yes ☑ No

   C. engaging in savings association or credit union activities? ☐ Yes ☑ No

ii. constitutes a final order based on a violation of any law or regulation that prohibits fraudulent, manipulative or deceptive conduct and for which the order was entered within the 10-year period ending on the date of the filing of this offering statement? ☐ Yes ☑ No

(4) Is any such person subject to an order of the Commission entered pursuant to Section 15(b) or 15B(c) of the Exchange Act or Section 203(e) or (f) of the Investment Advisers Act of 1940 that, at the time of the filing of this offering statement:

i. suspends or revokes such person's registration as a broker, dealer, municipal securities dealer, investment adviser or funding portal? ☐ Yes ☑ No

ii. places limitations on the activities, functions or operations of such person? ☐ Yes ☑ No

iii. bars such person from being associated with any entity or from participating in the offering of any penny stock? ☐ Yes ☑ No

(5) Is any such person subject to any order of the Commission entered within five years before the filing of this offering statement that, at the time of the filing of this offering statement, orders the person to cease and desist from committing or causing a violation or future violation of:

i. any scienter-based anti-fraud provision of the federal securities laws, including without limitation Section 17(a)(1) of the Securities Act, Section 10(b) of the Exchange Act, Section 15(c)(1) of the Exchange Act and Section 206(1) of the Investment Advisers Act of 1940 or any other rule or regulation thereunder? ☐ Yes ☑ No

ii. Section 5 of the Securities Act? ☐ Yes ☑ No

(6) Is any such person suspended or expelled from membership in, or suspended or barred from association with a member of, a registered national securities exchange or a registered national or affiliated securities association for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade?

☐ Yes ☑ No

(7) Has any such person filed (as a registrant or issuer), or was any such person or was any such person named as an underwriter in, any registration statement or Regulation A offering statement filed with the Commission that, within five years before the filing of this offering statement, was the subject of a refusal order, stop order, or order suspending the Regulation A exemption, or is any such person, at the time of such filing, the subject of an investigation or proceeding to determine whether a stop order or suspension order should be issued?

☐ Yes ☑ No

(8) Is any such person subject to a United States Postal Service false representation order entered within five years before the filing of the information required by Section 4A(b) of the Securities Act, or is any such person, at the time of filing of this offering statement, subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations?

☐ Yes ☑ No

If you would have answered "Yes" to any of these questions had the conviction, order, judgment, decree, suspension, expulsion or bar occurred or been issued after May 16, 2016, then you are NOT eligible to rely on this exemption under Section 4(a)(6) of the Securities Act.

OTHER MATERIAL INFORMATION

31. In addition to the information expressly required to be included in this Form, include:

- (1) any other material information presented to investors; and
- (2) such further material information, if any, as may be necessary to make the required statements, in the light of the circumstances under which they are made, not misleading.

All information presented to investors hosted on Wefunder.com is available in Appendix A: Business Description & Plan.

ONGOING REPORTING

32. The issuer will file a report electronically with the Securities & Exchange Commission annually and post the report on its website, no later than:

120 days after the end of each fiscal year covered by the report.

33. Once posted, the annual report may be found on the issuer's website at:

http://jarrettandraja.com/invest

The issuer must continue to comply with the ongoing reporting requirements until:

1. the issuer is required to file reports under Section 13(a) or Section 15(d) of the Exchange Act;
2. the issuer has filed at least one annual report pursuant to Regulation Crowdfunding and has fewer than 300 holders of record and has total assets that do not exceed $10,000,000;
3. the issuer has filed at least three annual reports pursuant to Regulation Crowdfunding;
4. the issuer or another party repurchases all of the securities issued in reliance on Section 4(a)(6) of the Securities Act, including any payment in full of debt securities or any complete redemption of redeemable securities; or (5) the issuer liquidates or dissolves its business in accordance with state law.

APPENDICES

Appendix A: Business Description & Plan

Appendix B: Investor Contracts

- Dancing Pigs 2.5x Revenue Share
- Dancing Pigs 2.0x Revenue Share

Appendix C: Financial Statements

- Financials 1

Appendix D: Director & Officer Work History

- Jarrett Parker
- Raja Rahman

Appendix E: Supporting Documents

INVEST IN JARRETT & RAJA

A unique magic and music show by acclaimed worldwide performers, Jarrett & Raja

> *We've toured the world for two decades performing our unique combination of astounding magic tricks and expert piano playing. Now, we're opening a permanent show in the capital of magic, Las Vegas, with "Jarrett & Raja: Magic vs. Music." We perform five days a week at 4pm at the Stratosphere Hotel on a two-year renewable contract.*



Jarrett Parker
MAGICIAN, JARRETT & RAJA

FOLLOW US FOR UPDATES SHARE TWEET


JARRETT & RAJA
MAGIC VS MUSIC

$0 raised of $100K goal

$250 min by Wefunder Portal LLC

INVEST

Revenue Shares

20% of revenues | **2.0X** investment amount

Jarrett & Raja will pay investors 20% of revenues each quarter until 100% of your principal is returned plus 100% on top. Payments begin one year after your investment is executed.

EARLY BIRD BONUS: 2.5X investment amount

Investors who fund up to the first $90K of this fundraise will receive quarterly payments until 100% of your principal is returned plus 150% on top.

INVESTOR PERKS

$250+	Two General Admission tickets to the show.
$500+	Two VIP Tickets to the show
$1,000+	Four VIP Tickets to the show

OUR AMBITION

Our goal is to have a permanent, profitable show at the Stratosphere. We want to build our brand to be big enough that tourists purchase their tickets for *Jarrett and Raja* before coming to Las Vegas, and are so enchanted that they come back as repeat customers. If we hit just 50% occupancy, we'll net $1.3 million in revenue each year.

KEY FACTS

- Seen by 75 million TV viewers and 2 million live viewers around the world.
- Semifinalists on "America's Got Talent" (NBC).
- Raja is a Juilliard-trained pianist and Jarrett studied under magic legends such as Harry Blackstone Jr.
- Regular performers on all four seasons of "Masters of Illusion" (The CW).
- Memorable performance on "Shark Tank" (ABC).
- Completed successful residency at the Hooters Casino Hotel (Las Vegas).

DOCUMENTS

Jarrett_and_Raja_CF_executive_summary__2_.pdf

jarrettandraja.com

ENTERTAINMENT FAMILY EVENTS LEISURE RECREATION THEATER TRAVEL & TOURISM

Why I Like Jarrett & Raja

In 2003, a void was created in Las Vegas when a world famous magic act came to a tragic end. That void continues to be felt on the Strip by the community and tourists alike. I believe Jarrett and Raja possess the unique combination of ambition, experience and style necessary to bring back a genre of entertainment that Las Vegas was built on. This duo lives and breathes their craft and has traveled the world to share their art. All the while, they have operated with integrity, humility, and charity. I could not be prouder to play but a small role in their vision.



Henry Liang, D.O.
INVESTOR AT DANCING PIGS PRODUCTIONS

We've known Jarrett & Raja for many years. They've pursued their passions for magic and music since they were kids. It's amazing to see how they've combined their separate talents in such a unique way, and refreshing to see a performance that appeals to all ages, particularly families. We are supporting them as they open their new show in Vegas. It takes a lot of hard work to make a show successful, but these guys wouldn't have it any other way. Magician & Maestro, this is exactly who they are!!

Dr. Gordon Rosenberg
Investor in Dancing Pigs Productions

A One-of-a-Kind Theatrical Magic and Piano Show

We are a critically acclaimed world-touring magic show who have just opened a new show, *Jarrett and Raja: Magic vs. Music* in the capital of magic – Las Vegas.



Watch Jarrett disappear Raja's piano on *America's Got Talent*!

We perform at the Stratosphere, a top hotel choice for families with kids.

Families are attracted to our show because it's exciting, but also inspirational and educational. In the 4 p.m. slot, families have enough time for dinner on the Strip after our show before heading to bed.



Palace Station Hotel & Casino
JARRETT & RAJA
Winchester
Fashion Show
Wynn Las Vegas
The Mirage
Las Vegas
Hard Rock Hotel & Casino
Hooters Casino Hotel
Paradise
Luxor Hotel & Casino
Shark Reef Aquarium

The Business of "Jarrett and Raja: Magic vs. Music"

We have decades of experience performing—we know what wows people and what doesn't. Both our promoter, Red Mercury Entertainment, and our venue, the Stratosphere, have proven histories of staging profitable long-term shows.

20% Occupancy needed to break even	**41%** Net Margin at 50% occupancy	**$1.3M** Annual revenue at 50% occupancy

After launching, new Las Vegas shows need 7-9 months of marketing to become profitable. Your investment will help expand our marketing campaign and pay for production and venue costs during that ramp up period.

Red Mercury only promotes the best of the best, such as:



ROCK LEGENDS
The WORLD'S GREATEST ROCK SHOW
TRIBUTE CONCERT



MJ LIVE
Michael Jackson Tribute Concert



Purple Reign
THE Prince Tribute Show

MJ Live, the Michael Jackson tribute show, for instance, regularly does 80% - 90% capacity after 5 years on the Strip, making $6.4 million each year.

Millions of people have already been amazed

We've reached more than **75 million viewers** by being featured on many television shows, including *Shark Tank*, *America's Got Talent*, *Masters of Illusion*, *Wizard Wars*, *The Slammer*, and *The Late Show with Stephen Colbert*.

And an additional **2 million** viewers have seen our live shows on our worldwide tours.

Our Performance History and Future Endeavors

1997

Jarrett & Raja begin performing together

We met at an impromptu performance in New York, unaware of the *magical* partnership that was to come.

2004-2007

Residencies at the Edinburgh Fringe Festival and in Shenzhen, China

2010 - 2012



Headliners at the Resorts World Singapore

In the $35 million production *Voyage de la Vie* by Mark Fisher.

2012


MASTERS OF ILLUSION

Reality TV Career Begins

Featured on *Shark Tank*, *America's Got Talent*, *Wizard Wars*, *The Slammer*, *The Late Show with Stephen Colbert*, and all four seasons of *Masters of Illusion* throughout the next five years.

January-May 2013

***America's Got Talent LIVE* residency at the Palazzo Hotel in Las Vegas**

September-November 2016

***One Epic Night* Residency at the Plaza Hotel**

The producers offered us this show after seeing our appearance on *Shark Tank*.

April - July 2017

***Magic vs. Music* plays for 4 months at Hooters Casino Hotel**

We received dozens of permanent offers following our show.

October 2017



***Magic vs. Music* opens at the Stratosphere Hotel**

Red Mercury Entertainment joins as our promoter.

May 2018

***Magic vs. Music* is consistently profitable**

October 2018

Production for Jarrett & Raja TV special or series with producer from *America's Got Talent* begins

Letter from the Founders

Viva Las Vegas, the entertainment capital of the world!

From the very beginning, we were different. Magic and a piano? An illusionist from New Haven and a Juilliard graduate? From the beginning, we had to forge our own path. There was no precedent to follow. But we knew from day one of our first successful show that what we had was different, unique, and one-of-a-kind. That was in 1997.

Over the years, we've grown into a name act booked around the world. And over the past five years, our work on TV has led to a rapid rise towards landing a residencey in Las Vegas. In April, we thought our Hooters Casino Las Vegas residency would last at least a year, but when entertainment directors saw our show, we received numerous offers from various properties. We chose the iconic Stratosphere Casino Hotel because of their large family audience. We opened our show "Jarrett & Raja: Magic vs. Music" on October 18, 2017.

Las Vegas shows have a unique business model, which we revealed to America on "Shark Tank." We also think it's unique, once again, to bring our business to crowd funding. Many of you have helped us get this far through your belief and confidence in us. We thank you! How amazing to produce a show for the people, by the people! Your investment will help us grow the business over the first year ramp up. With a great show, great marketing, a great venue, and sufficient capital, we have the elements to create a solid and profitable business. We are thrilled you are considering coming along for the ride, sharing in the rewards, and helping to produce a world-class show in Las Vegas!

Kindest Regards,



Jarrett Parker and Raja Rahman

Meet the Founders



Jarrett Parker

Magician

Jarrett Parker is a critically acclaimed, world famous magician. He has worked under the legendary Harry Blackstone, Jr. and was mentored by Charles Reynolds, the creative mind behind Doug Henning.



Raja Rahman

Pianist

Master pianist and Juilliard graduate. Frequently appears at the Met in NYC. Taught at The Juilliard School and currently teaches privately in Las Vegas. Prominent Las Vegas performer since 2013.

AND THE REST OF THE TEAM



Andi Work

Magic Assistant

BFA in Dance Performance and Choreography. Performed in numerous NYC dance companies and studied under artists such as Cherie Bower, Jon Lehrer, Leslie Scott, Baba Chuck Davis and Richard Gang.



Jeff Neiman

Musical Director

Previously directed Clint Holmes at the Smith Center



Gary Wong

Technical Director

Previously Assistant Head of Props and Puppetry at Cirque Du Soleil



JR Phelps

Singer

10 years singing on seas, 15+ year on land. Performed at venues such as the Apollo Theatre and Warner Theatre. Active United States Army Reservist. Vegas native.

Interview

Wefunder interviewed Raja Rahman on October 20, 2017.

– COLLAPSE ALL

WF: What's your new show? ^

RAHMAN: Our show is a unique combination of a pianist and a magician. It's really about the two personalities on stage having fun together, trying to outshine each other as the show progresses, and by the end of the show coming together as friends.

We opened at the Stratosphere in Las Vegas on October 18, 2017 and perform our show at 4 p.m. Wednesdays through Sundays.

WF: How did this show evolve? ^

RAHMAN: *Jarrett and Raja* started as a magic and a music show that began in New York City around 1997. It was a combination of the two of us—Raja, a pianist freshly graduated from Juilliard, and Jarrett, who was a musician doing a singing and magic show. It was around Christmas in New York, and Jarrett had a gig at the Friars Club. He wanted to do magic, and he knew Raja through a common friend, so he invited him to come play the gig. It was an odd request for a classical pianist because Raja was used to playing with cellists, violinists and singers, not magicians. But he looked at what Jarrett was doing and thought about music that would fit.

We combined forces and it was kind of an experiment—the Friar's Club didn't have a sound system, just a piano—but it went over really well. The response was overwhelmingly positive, to the point that we moved on to small cabaret gigs in New York City.

From there, we moved to Vegas to allow the show to grow and blossom. For the last 15 years we've been touring all over the world, and in the last five years, we've done a lot of television. Our business focus has really been on television because that's going to bring us into every home of every person who might buy a ticket. We made it to the semi-finals on *America's Got Talent* and appeared on *Wizard Wars* and *Masters of Illusion*. Most recently, we were on *Shark Tank*.

WF: Why did you pursue television audiences? ^

RAHMAN: While we were in Singapore from 2010 to 2012, we were with Resorts World Sentosa. That's when we decided to pursue American TV. A casting agent reached out to us from *America's Got Talent* and wanted us to appear in that season, so we decided to give it a go. It was a risk, because we're a professional act, and you don't know how competitions might go. But it actually turned out very, very well, and led organically to more gigs both in Vegas and on TV. We received quite a few inquiries via our website from various TV networks—can you do this, can you do this, can you do this? That's when we knew we were really taking off.

WF: Why do you want to stay and grow in Las Vegas? ^

RAHMAN: Something that has been proven time and time again is that magic works in Vegas. And that's evidenced by the fact that there are so many magic shows in Vegas. That's not to be viewed as competition—it's really as an endorsement of the genre for that audience. The Stratosphere, where we're based, is a fantastic, family-friendly venue. We have 2,500 rooms directly above us. There's the Hilton Grand Vacation Club next door, which is also a very family-oriented venue, and across the street is Resorts World, which will have 4,500 rooms when it opens.

Las Vegas is the magic capital of the world. And we knew that in order for us to grow, not just in terms of traffic and business but in terms of the show itself —adding more props and great makeup and production, making it more of a spectacular show rather than close-up magic supported by the piano—we had to be in Las Vegas. Jarrett, through his many years of magic prior to this show knew everybody in the industry here. As soon as we arrived, we started a residency at a hotel here with the help of Teller, from *Penn and Teller*, and Johnny Thompson, their magic consultant. All these people in the industry immediately took us under their wings, to applaud the fact that we were a very different offering.

We design our own concepts, our own ideas, our own props, our own stories, and we put them into the show. We very, very rarely buy props available at the marketplace. Builders have to build what we conceive. In our time here, we've been very fortunate to have A-level engagement, where we've met A-level directors and choreographers. Contracts lead to other contracts.

WF: Who are your competitors in Las Vegas? ^

RAHMAN: In Las Vegas, there are many magic acts. At the level at which we are—in a major casino on the Strip—there are five major shows. You have the Goldrake at the Tropicana, David Copperfield at the MGM, Matt Franco at the Linq, Penn & Teller at the Rio, and our show at the Stratosphere.

There's also Mac King at Harrah's. Mac has been there for 17 years. He's an afternoon show and very kid-oriented, but still, we have to consider him competition, because he's obviously made it work.

WF: How do you attract an audience when you're competing with so many other entertainment options? ^

RAHMAN: Vegas is a market saturated with entertainment, obviously. There's a lot of magic. However, like any business, you need to distinguish yourself as something different. There are many illusion shows. But we don't just do magic. There's a strong musical performance. We have a singer and dancers in the show, which gives us more of a production feel. We have five people on stage and numerous people backstage, as opposed to just a single magician or two magicians working on the stage.

We're really finding a niche with the family audience. In conversations with audiences during our last casino contract, we found that families were really attracted to our show because of the content, which can be a little bit educational for kids or inspirational for kids. Also, we're now doing a show in the 4 p.m. hour, which is designed specifically to attract the family audience. The Stratosphere is a mid-priced property at the north end of the Strip, so it's very appealing to the family demographic. Acts at the Stratosphere generally last multiple years because they're very careful to pick acts that really fit that time slot perfectly. They recruited us specifically for that.

We also love the Stratosphere itself, where we started our show in mid-October. The tower is 108 stories high, so just going up in the elevator is kind of a thrill for some people. Then it has all these rides at the top of the tower, including a roller coaster. And right beside that area, where people wait for the elevator to get to the rides, is where the theaters are. They're looking at marketing for shows, which helps us pull in audience.

Finally, our TV appearances have given us a level of notoriety. We've had 75 million TV viewers worldwide. In Las Vegas, we're the only ones that have done *Shark Tank*, so we always use those network logos on our marketing so people can remember, "Oh yeah. I saw those guys on *Shark Tank*."

WF: How does a Las Vegas act make money? ^

RAHMAN: The business model for most shows in Las Vegas is one in which, in essence, the property is a landlord. The show rents space and is responsible for doing their own marketing, promotions, and production. At a venue as large as the Stratosphere, you certainly do get support from the property. We also work with a promoter called Red Mercury Entertainment, which runs about 12 very big shows.

When you have a show in Las Vegas in a new property, there's a ramp-up period that takes anywhere from six to nine months. Marketing is so critical to the business so that's where most of your money goes during the ramp-up period. During that time, business begins to trickle in and you develop a following. If you succeed, you're profitable in about seven to nine months. And for that amount of time, you absolutely have to have the capital to survive.

For most shows, marketing is the name of the game. It's critical. The billboards, the cab ads, the mobile billboards, the print magazines that you get in taxi cabs on the way back to the airport, the video screens in the taxi cabs—we could go on forever. On average, people stay four to five days in Las Vegas and see two shows. One is usually Cirque du Soleil or a huge production like that, which they've purchased in advance. The other is usually more spur-of-the-moment. They basically react to the marketing that they see or get a recommendation from the concierge at the hotel or the taxi driver, whatever it may be. And that's where the marketing plays a critical role.

Probably the most crucial components in the whole equation are the ticket brokers. Ticket brokers in Las Vegas have global reach. When people in Prague start planning trips to Vegas, they go to websites like Vegas.com, EBG, Viator, or Virgin Holiday. Often they book the shows in advance.

WF: How many seats need to be full for you to be profitable?

RAHMAN: We need to be at 20% occupancy in the house to break even. Anything above that generates positive cash flow. At 50% occupancy, we're at about 41% net margin.

In a year where we average 50% occupancy, *Jarrett and Raja* should net $1.3 million.

We feel quite confident in our ability to hit that, not just based on our own performance, but on other shows playing in the same venue. There's a Michael Jackson tribute show at the Stratosphere, *MJ Live*, which is selling out every night. The second show here is the *World's Greatest Rock Show*, which is not a branded show in any way. In fact, *Jarrett and Raja* has a much bigger brand than the *World's Greatest Rock Show*. Still, six months in, *World's Greatest Rock Show* has very consistently achieved north of 50% occupancy in the house, which is a great number. We have a similar marketing plan to mirror their performance and achieve 50% occupancy.

WF: How do you keep the show fresh and how much work does that take?

RAHMAN: We like to put in new acts every few months. It's not only good for people who come back to see the show, but it's also good for us. It keeps it fresh and interesting. Thinking of new ideas is at the core of this. That's who we are—we're artists, we're creative people.

When we did *America's Got Talent*, we never knew if we were going to make it to the next round. They told us about three weeks out. Then we had to piece stuff together from the repertoire we had or come up with a new concept and idea. Next, we'd visit our builder to get the props started. So you have to come up with good ideas, and then it has to be well planned—all the elements have to come into play: the music has to be composed to fit the act, all the beats have to line up, the choreography has to line up. All that stuff comes together, but it doesn't take long. A couple weeks later, we took off to New York and did it on stage, and it was a hit.

We already have a new ending for the show that we're thinking of putting in now. We've already got the mockup for it, and we'll put it in the show once we've reached a nice rhythm. It'll take us about a week to get the mockup built.

Our technical team is a huge part of our success. Our technical director, Gary Wong, comes from a performer family and used to work with Cirque du Soleil. The install at the Stratosphere only took three weeks. There's always some back-and-forth between a show's technical team and a venue's, but at the end of the day, the technical director at the Stratosphere saw the wisdom Gary was proposing and Gary's way went forward.

WF: What kind of feedback have you received from your first performances at the Stratosphere? ^

RAHMAN: What's most important to us at this very, very early stage is that the executives of Red Mercury and the Stratosphere are fully on board. They are very happy with the show and are looking forward to our growth. They've put us on the large marquis and are now pushing us. Jarrett and I are amazed. We try to bring humor, amazing magic, great music, and a very positive energy to the stage. Our first show was out of the park. It was great. All the Red Mercury executives were there, the response was great, and we had a lot of compliments. It's been a very nice welcome and a very nice flash, and now that the opening is past us...we're excited about our future!

WF: What steps have you taken to ensure "Jarrett and Raja" will be profitable? ^

RAHMAN: In terms of how many shows make it, I want to compare apples to apples. For shows that are produced or promoted by high-level partners like Red Mercury, I estimate their success rate is north of 85%. These shows do well because the promoters know how to do them. Jarrett and I as entertainment professionals knew that we needed a seven- to nine-month ramp-up capital raise. Red Mercury told us the same thing, which showed us we had a level of preparation and knowledge that some performers don't have.

Also, we're fortunate in that we don't have a union crew. The expense of a union crew can be a show killer. Without that, we can really control our costs, control our overhead and make it doable. So between being partnered with Red Mercury, not having a union crew, and being in one of the major Strip casinos, we feel very confident that this show is going to be successful. All the factors that come into play point to yes.

Also, if this was not something I believed in, I wouldn't get involved. Ultimately Jarrett and I are really taking the most risk, because it's not just a sum of money we would be losing—and we would be losing some money—it's our reputation. Our careers are at stake. Because once you're in Vegas, if you fail, then you're done—at least for a few years. We very carefully looked at all the factors involved in building this, and we feel strongly it can work. Now we want to bring in partners that can help us continue making this a success.

WF: How do you target and track your marketing campaigns? ^

RAHMAN: Statistically, 90% to 95% of tickets get sold the day of or the night before. That's even true for *Penn and Teller*. Their manager has told us that every day, 24 hours before the next show, he starts sweating. But suddenly, 12 hours before showtime, it starts filling up. That's just the way it works in Las Vegas.

You still always try to go for the pre-sell, of course. We have ads right now in Allegiant Airlines, because Allegiant has a hub in Vegas and their network extends to most of the middle-income cities in America. So when you get on a flight and open the magazine, we have a full-page ad.

To track which marketing pushes are reaching audiences, when we can, we put promo codes on everything. Facebook, Instagram, Twitter—everything. Promo codes help us track what's working. But there are certain things that are not trackable. When you get a billboard from Lamar Advertising, they will tell you the number of impressions the billboard gets every week, but it's hard to be certain.

It helps to be a Las Vegas resident. I've been living here for about 15 years, and you kind of start to figure out what blends into the scenery and doesn't pop. You kind of have to use your common sense and then trust the experts.

WF: What concerns do you have?

RAHMAN: The show itself is the least of our concerns. Reviews have been favorable across the board, the response has been good, the audience has been awesome. The first challenge is the marketing—tweaking the marketing, fine-tuning it, figuring out where we get conversions, whether it's that truck that goes up and down the boulevard with *Jarrett and Raja* as a mobile billboard or whether it's a taxi video. For us, the fact we're at the Stratosphere and we're at 4 p.m. and we're a family destination are factors that we take into consideration and incorporate into our marketing. It's fun, but it's also expensive.

WF: How long could the show last?

RAHMAN: We have a renewable contract, and the way these things generally work is, if you're making money and they're making money, the venue doesn't want you to leave. The Stratosphere has a record of having successful shows that have lasted three to seven years. If you're working, they're happy to have you.

Ask a Question

Type your question here...

ASK QUESTION

RISKS

1. 4PM time slot for show could mean lower attendance during the week. The show is ideal for audiences of all ages but is particularly well suited for families who tend to frequent Vegas for weekends and specific holiday periods.

2. Vegas loses tourism traffic. Over the past 5 years, Vegas has seen a drop in gambling revenue. Overall, it has seen an increase in convention traffic. Revenues in hospitality, shows, food and beverage have offset the decrease in gambling revenue.

3. Magic loses its mystique in the show market. Thus far, magic shows have proven to be highly successful in the Vegas show market.

4. Shortage of Capital. If the show is under-funded, it could run out of cash before it reaches profitability. A minimum of $50,000 in additional funding is required to sustain the show based on our financial projections.

5. Could be that other shows become more aggressive in offering higher brokerage commissions to attract larger audiences. If we are unaware of these moves, it could negatively impact show attendance.

6. Any major disruption of tourism for political, terrorism, safety concerns could affect all shows in Vegas.

7 There is no present resale market for the crowdfunded investment in the show, and no such market is anticipated. Further, there can be no assurance that a market for the investment in the show will develop or, if such market develops that it will continue. Further, there are restrictions on transfer of the crowdfunded investment in the event that a market develops for the.

Accordingly, an investment in the crowdfunded campaign will not be liquid and there can be no assurance that the investment offered hereby can be resold at or near the Offering price and, in fact, purchasers of the crowdfunded investment may be unable to resell them for an indeterminate period of time.

8 Any return to the crowdfunded investors on their capital contribution will be dependent upon the ability of the show to generate a profit. Such ability will be determined in part, upon economic factors and conditions beyond the control of the show principals, and the officers and directors of Dancing Pigs Productions, LLC.

9 The offering has not been registered under the Securities Act of 1933, as amended (the "Act"), or under the securities laws of any state, but are being offered and sold in reliance upon exemptions from registration thereunder, including the exemptions from federal registration contained in the JOBS Act promulgated thereunder. As a consequence of the restrictions on subsequent transfer imposed by these exemptions, the investment in the show may not be subsequently sold, assigned, conveyed, pledged, hypothecated or otherwise transferred by the holder thereof, whether or not for consideration, except in compliance with the Act and applicable state securities laws. There will be no public market for the investment following termination of this Offering and it is not expected that a public market for the investment will ever develop

10 Another major risk is competition from other Magic Shows. The Show expects to encounter competition from others in the area, and a certain number of competitors may be better capitalized and more established in the market. Furthermore, the investment in competing shows may have been materially higher than the Dancing Pigs anticipated costs, thus permitting the competing owners to spend more on marketing and advertising than anticipated.

11 We are selling revenue share agreements but have not yet generated revenue and repayment may never occur if we never achieve stable revenue.

OTHER DISCLOSURES

Read the **Form C** filed with the SEC for other important disclosures, like financial statements, Directors, Officers, shareholders with more than 20% of voting rights, use of funds, and more.

THE FUNDING PORTAL

Jarrett & Raja is conducting a Regulation Crowdfunding offering via **Wefunder Portal LLC**. CRD Number: #283503.

$250 min

INVEST

Can I change my mind and get a refund?
How is Wefunder compensated?
Have another question?

Join **133,705** investors who funded **164** startups with over **$53 million**

See more detailed stats

Sign up with Facebook

Privacy: We won't share your data, or post to your wall, without your permission.

or

Full name

Email

Password

SIGN UP

Mashable npr Forbes Bloomberg Businessweek CNNMoney PBS TIME Los Angeles Times The Boston Globe Inc. TechCrunch THE WALL STREET JOURNAL. FINANCIAL TIMES


JARRETT & RAJA
MAGIC VS MUSIC
STRATOSPHERE
HOTEL | CASINO | TOWER
ticketmaster
TICKETBAT

Jarrett Parker

JARRETT & RAJA PRODUCTIONS, LLC DANCING PIGS PRODUCTIONS, LLC

Jarrett & Raja Productions • Hamden High School

Las Vegas, Nevada Area • 265

Connect

Jarrett's Articles

265 followers

+ Follow



Watch us on SHARK TANK tonight Fri., April 22 @9p/8p c on ABC! We will be "in the Tank!"

Jarrett Parker on LinkedIn

April 22, 2016

See all articles

Experience

CEO

Jarrett & Raja Productions

Jun 2015 – Present • 2 yrs 6 mos

Las Vegas, Nevada Area

Entertainment (Magic & Music)

Media (1)

Jarrett & Raja

Owner

Classical Magic Prods.

Oct 1997 – Present • 20 yrs 2 mos

Entertainment (Magic & Music)

Principle Performer

Resorts World Sentosa

May 2010 – May 2012 • 2 yrs 1 mo

Singapore

I was one of the principle performers in the Voyage De La Vie! Show in Sentosa, Singapore. As well I performed many magic acts with in the show.

Education

Hamden High School

Drama/Theatre Arts and Stagecraft

Yale University

Yale Cabaret-Drama

Volunteer Experience

Performing for underprivileged kids

NYC, Las Vegas, LA

Being able to inspire kids who have never seen magic before gives me an incredible feeling of purpose and inspiration!

Featured Skills & Endorsements

Entertainment · 22

Endorsed by **Gary Bartlett and 3 others who are highly skilled at this**

Endorsed by **5 of Jarrett's colleagues at Resorts World Sentosa**

Theatre · 13

Endorsed by **Richard Hughes and 1 other who is highly skilled at this**

Endorsed by **4 of Jarrett's colleagues at Resorts World Sentosa**

Film · 12

Endorsed by **Gary Bartlett, who is highly skilled at this**

Endorsed by **2 of Jarrett's colleagues at Resorts World Sentosa**

See 12 more skills

Accomplishments

1 **Certification**

The Magic Circle(London), The Magic Castle (Hollywood), IBM, SAM

1 **Language**

English

1 **Organization**

IBM, SAM, The Magic Circle, The Magic Castle

Interests

Resorts World Sentosa
41,417 followers

Yale University
167,469 followers

Yale University Careers
154,432 followers

Yale University
154,970 followers


JARRETT & RAJA
MAGIC VS MUSIC
STRATOSPHERE
HOTEL | CASINO | TOWER
ticketmaster
TICKETBAT

Raja Rahman

Entertainment Professional

JARRETT & RAJA PRODUCTIONS LLC • The Juilliard School

Las Vegas, Nevada Area • 378

Send InMail

Intelligent, motivated, educated, experienced, perfectionist.

Specialties: Operations, Performance, Production

Media (1)


JARRETT & RAJA

JARRETT & RAJA Promo
2014

See less

Raja's Articles & Activity

379 followers

+ Follow



Watch us! ABC "SHARK TANK" Apr. 22, 2016
Raja Rahman on LinkedIn

See all articles

- Booking.com experts insights: The eight biggest travel trends for 2018 |
  Raja liked
- Kicking up that brand awareness on the LV Strip. #Vegas newest and most unique
  Raja shared this
- The LVRJ BOLV awards are posted and the Strat's F&B team is well represented. Very
  Raja liked

See all activity

Experience

Principal Performer, Artistic Director
JARRETT & RAJA PRODUCTIONS LLC
Nov 1998 – Present • 19 yrs 1 mo
Las Vegas, Nevada Area

Co-own and manage the act, Jarrett & Raja

Performer
Jarrett & Raja
1998 – Present • 19 yrs
Las Vegas

Pianist, Entertainer as seen on NBC's "America's Got Talent" 2012

Principal Performer - Voyage De La Vie
Resorts World Sentosa
Mar 2010 – Jan 2012 • 1 yr 11 mos
Singapore

"Maestro" character in $35M theatrical circus spectacular, Voyage de la Vie. Created by Mark Fisher (Stufish) and Phil McKinley. Directed by Phil McKinley, Guy Caron, Maggi Sietsma.
Work with Thinkwell Design (Vikram Kirby) is among highlights of this experience.

Principal Performers
Donn Arden's JUBILEE!
Aug 2009 – Oct 2009 • 3 mos
Bally's Hotel and Casino (Caesar's Entertainment)

Star Act in Las Vegas' oldest show!

Executive Director
America's Rock'n'Roll Symphony
2008 – 2008 • less than a year

Founder, CEO

See more positions

Education

The Juilliard School
BM, MM, Piano Performance
1993 – 1998
Activities and Societies: Teachers/Coach: Seymour Lipkin, Jerome Lowenthal, Felix Galimir, Joel Smirnoff, Joel Sachs, Harvey Shapiro, Ron Copes,

Indiana University Bloomington
DMA studies, Music
1998 – 2000
Activities and Societies: Teacher: Lev Vlassenko

Featured Skills & Endorsements

Theatre · 28
Endorsed by **Robbi Lepre and 3 others who are highly skilled at this**
Endorsed by **6 of Raja's colleagues at Resorts World Sentosa**

Entertainment · 26
Endorsed by **Robbi Lepre and 2 others who are highly skilled at this**
Endorsed by **4 of Raja's colleagues at Resorts World Sentosa**

Music Production · 20
Endorsed by **4 of Raja's colleagues at Resorts World Sentosa**

See 15 more skills

Recommendations

Received (1) Given (2)

Mark Borkowski
Providing strategic counsel, advice on messaging and media engagement. A fresh pair of eyes on complex issues.
October 17, 2008, Raja was a client of Mark's

A man of many wonderful talents

Accomplishments

8 **Projects**
Jarrett & Raja MAGIC vs MUSIC at the Stratosphere Hotel Casino (Las Vegas) • Hooters Hotel Casino Las Vegas residency • ABC Shark Tank • WIZARD WARS (SYFY Network) • MASTERS OF ILLUSION (The CW Network) • THE SLAMMER (BBC) • America's Got Talent LIVE (Palazzo Hotel & Casino, Las Vegas) • America's Got Talent 2012

2 **Courses**
Ableton Live 8 - BERKLEE COLLEGE OF MUSIC • HTML Code - NEW SCHOOL, NYC

2 **Languages**
Bengali • French

Interests

Indiana University Bloomington
296,931 followers

Media & Marketing Professionals ...
644,382 members

National Theatre
15,077 followers

The Juilliard School
13,151 followers

LIVE THEATRICAL PROFESSIONALS...
10,757 members

Caesars Entertainment Corporation
58,365 followers

See all